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                                   ITEM 7(c)

                                   EXHIBITS
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EXHIBIT 1
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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We consent to the use in this Form 8-KA-1 of our report dated June 16, 1997 relating to the Statement of Assets Acquired and Liabilities Assumed from Diagnostic Imaging Services, Inc. as of December 31, 1995 and 1996 and the Statements of Operations and Cash Flows for the years ended December 31, 1995 and 1996.



/s/ Simonton, Kutac & Barnidge, L.L.P.

Simonton, Kutac & Barnidge, L.L.P.
Houston, Texas

June 20, 1997